Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is dated as of April 22, 2009, by and between Rahaxi Inc., a Nevada corporation (“Company”) and the undersigned purchaser (“Purchaser”).

1.           Subscription.

(a)  Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser, and Purchaser shall purchase from the Company: (i) 100,000,000 (One Hundred Million) shares of restricted common stock (the “Shares” or “Securities”) of the Company at a purchase price of $0.01 (One-Cent) per share, for an aggregate purchase price (“Purchase Price”) of $1,000,000 (One Million Dollars). The Shares shall contain the applicable legends set forth herein and shall be subject to resale restrictions in accordance with Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (“Act”), and in accordance with the terms and conditions of this Subscription Agreement.  All currency references in this Agreement are to U.S. Dollars.

(b)  Closing.  The closing (Closing”) of the purchase and sale of the Securities shall take place concurrently with the execution of this Agreement.  At the Closing, the Purchaser shall wire transfer to the Company immediately available funds equal to the Purchase Price and the Company shall promptly issue instructions to its transfer agent to issue the Shares set forth in Section 1(a) above to Purchaser.  If Purchaser fails to consummate the Closing for any reason, other than a breach by the Company of the express terms of this Agreement, then the Company shall have full legal recourse and all remedies under applicable law including the right to cancel all shares issued under the Agreement and to seek monetary damages or specific performance.  Purchaser’s obligation to pay the Purchase Price and affect the Closing is not contingent upon any minimum price of the Company’s common stock on the OTC Bulletin Board as of the Closing.

2.   Representations by Purchaser.

The Purchaser represents and warrants as follows:

(a)  Purchaser has read and carefully reviewed the Company’s public filings made with the U.S. Securities and Exchange Commission (“SEC”) for periods covering at least the prior 18 months (“SEC Filings”); has read this Subscription Agreement (including any and all amendments and addendums thereto) and the Exhibits thereto relating to the offering of the Securities, and has relied only on the information contained therein or otherwise provided to him in writing by the Company, and agrees to be bounds by all the terms contained therein.  Without limiting the foregoing, the Purchaser acknowledges that Purchaser has read the Risk Factors contained in the SEC Filings.

(b)  Purchaser understands that he is subscribing for the Securities without being furnished any offering material other than as set forth in Section 2(a) above, and that Purchaser has had an opportunity to obtain additional information in writing concerning the terms and conditions of this offering, the Company, and any other matters relating directly or in directly to this purchase of the Securities, or as may be necessary to verify the accuracy of the information contained in the SEC Filings or as otherwise provided in writing.

(c)  Purchaser understands that the Securities have not been registered under the Act pursuant to Regulation S promulgated thereunder by the SEC relating to the offer and sale of securities outside the United States, and Purchaser has no right to require such registration (legends will be placed on any certificates evidencing the Securities with respect to restrictions on distribution, transfer, resale, assignment or subdivision of the Securities imposed by federal securities laws).  Purchaser understands that the Securities are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, such Purchaser represents that Purchaser is familiar with Rule 144 under the Act as presently in effect, and understands the resale limitations, including volume limitations, imposed thereby and by the Act.  In addition, Purchaser understands that the SEC has not approved or disapproved these securities, nor has it passed upon or endorsed the merits of this offering, or the accuracy or adequacy of the documents provided by the Company.

(d)  The Securities are being purchased him for Purchaser’s own account, as principal, for investment and not with the view toward or for resale in connection with the distribution of a security.

(e)  Purchaser or Purchaser’s agents or investment advisers have such knowledge and experience and financial and business matters that will enable Purchaser to utilize information of made available to Purchaser in connection with the offering of the Securities to evaluate the risks of the prospective investment and to make an informed investment decision.

(f)  Purchaser recognizes that the Company has a history of significant losses, has never generated a profit, and that the Securities as an investment involve a high degree of risk.

(g)  Purchaser understands that Purchaser’s right to transfer the Securities will be restricted, which include restrictions against transfers unless the transfer is not in violation of the Act, and all other applicable securities laws.  Purchaser realizes that the Securities cannot be readily resold under the Act, and therefore Purchaser must not purchase the Securities unless Purchaser has liquid assets sufficient to assure Purchaser that such purchases will cause Purchaser no undue financial difficulties and that Purchaser can still provide for Purchaser’s current needs and possible personal contingencies.

(h)  All information which Purchaser has provided to the Company concerning Purchaser, Purchaser’s financial position and knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof.  The Purchaser hereby agrees to indemnify, defend and hold harmless the Company and all of its shareholders, officers, directors, affiliates and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorney’s fees) that they may incur by reason of the Purchaser’s failure to fulfill all of the terms and conditions of this Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents he has furnished to any of the Company in connection with this transaction.  This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorney’s fees) incurred by the Company or any of its shareholders, officers, directors, affiliates or advisors defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of Purchaser’s representations, warranties or agreements contained herein or in any other documents he has furnished to any of the foregoing in connection with this transaction.

(i)  The Purchaser understands and agrees that:  (i) Purchaser may not transfer or assign this Agreement, or any interest herein, and any purported transfer shall be void;  (ii) Purchaser hereby acknowledges and agrees that Purchaser is not entitled to cancel, terminate or revoke the Agreement and that this Agreement will be binding on Purchaser’s heirs, successors and personal representatives;  (iii) this Agreement constitutes the entire agreement among the parties hereto with respect to the sale of the Securities and may be amended, modified or terminated only by writing executed by all parties (except as provided herein with respect to rejection of this Agreement by the Company);  (iv) within five (5) days after receipt of a written request from the Company, the Purchaser agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Company is subject; and (v) the representations and warranties of the Purchaser set forth herein shall survive the sale of the Securities pursuant to this Agreement.

(j)  At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

(k)  Other than the amount Purchaser is subscribing for as set froth in Section 1 hereof, no minimum amount is required to be sold in order to effect the Closing.  The Company will require additional funding to continue as a going concern and fund working capital.  No assurance can be made that such additional funds will be available to the Company.

(l)   Purchaser acknowledges that Purchaser understands that the Company has in the past, and expects to in the future, continue to issue shares of common stock to investors, as well as to consultants, employees, officers and directors.  The Company has in the past, and expects to in the future, use stock issuances in lieu of cash payments to certain consultants, vendors, employees and other parties. Such issuances are made in the sole discretion of the Board of Directors and may substantially and materially dilute the Purchaser’s ownership in the Company.

(m) No director, officer, agent or employee of Company or any other person has at any time expressly or implicitly represented, guaranteed, or warranted to it, him or her that (a) Purchaser may freely transfer the Securities, (b) that a percentage of profit or amount or type of consideration will be realized as a result of an investment in the Securities, (c) that past performance or experience on the part of the directors, officers, agents or employees of Company or any other person in any way indicates the predictable results of the ownership of the Securities or of Company's overall business, (d) that any cash distributions from Company's operations or otherwise will be made to the Purchaser by any specific date or will be made at all, (e) that any specific tax benefits will accrue as a result of an investment in Company or (f) that the Company’s common stock price will be at or above the per share purchase price set forth in Section 1(a) above at or following the Closing.

(n)  Purchaser is an “accredited investor” as defined in Rule 501 promulgated under the Act.

(o)  Purchaser is duly incorporated, domiciled and in good standing in the Isle of Man. Purchaser, and Purchaser’s legal counsel, are familiar with Regulation S under the Act.  Purchaser is not a United States person and is located outside of the U.S.

3.    Legends.  It is understood that the certificates evidencing the Securities will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS

4.    SEC Reporting; Compliance with Applicable Law.  Purchaser represents and warrants that it, and its legal counsel, are familiar with U.S. securities law, including, without limitation, the provisions of Sections 13 and 16 of the Exchange Act of 1934, as amended, and the rules promulgated thereunder.  Purchaser covenants that it shall, at all times following the Closing, comply with applicable U.S. law and securities filings requirements, including the complete, accurate and timely filing of all required reports, including Forms 3, 4 and 5 under Section 16, and Schedule 13D under Section 13 of the Exchange Act.

5.    General Provisions.

(a)           Governing Law; Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to that body of laws pertaining to conflict of laws.  With respect to any dispute, proceeding, claim or controversy arising out of this Agreement or related to this Agreement, each party hereby consents to the jurisdiction and exclusive venue of the federal courts in Clark County, Nevada, and waives any objection or defense based on forum non conveniens or any other claims relating to venue.

(b)           Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

(c)           Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Company and the Purchaser.

(d)           Severability.  If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

(e)           Entire Agreement.  This Agreement, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(f)           Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

(g)           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

Executed this 22nd day of April, 2009.

PURCHASER:
PENDLE PROPERTIES LIMITED,
an Isle of Man corporation

By                                                      By
     G. Watterson, Director                                                    H. Parsons, Director

SUBSCRIPTION ACCEPTED:

RAHAXI INC.,
a Nevada corporation

By:_______________________________
Name: Paul Egan, President